Filed by Medical Media Television, Inc.
                           Pursuant to Rule 425 under the Securities Act of 1933
                                 Subject Company: Medical Media Television, Inc.
                                                 Commission File No.: 333-105840

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   The Veterinarian's Programming Choice to Educate, Entertain and Encourage

8406 Benjamin Road     Phone:   (888) 701-1202     E-mail: info@petcaretv.com
Suite C                Direct:  (813) 888-7330
Tampa, FL 33634        Fax:     (813) 888-7375     Website: www.petcaretv.com
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FOR IMMEDIATE RELEASE                                          SYMBOL:      MMTV
September 27, 2005                                             TRADED:     OTCBB


                 MEDICAL MEDIA TELEVISION, INC. NAMES PRESIDENT
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                           OF ITS VETERINARY DIVISION
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TAMPA, FLORIDA - September 27, 2005 - Medical Media Television, Inc. [OTCBB:
MMTV], a provider of advertiser-supported patient/parent/client medical education programming within the place-based media environment of medical specialty offices nationwide, announced today that it has named Bernard Kouma as the President of its veterinary network and wholly-owned subsidiary, PetCARE Television Network, Inc. ("PetCARE TV"). PetCARE TV's educational programming, focusing on optimal healthcare for animal companions, is currently aired in veterinary hospitals, is targeted to pet owners nationwide, and is viewed by approximately four million pet owners each month.

Philip Cohen, President of MMTV, stated "Like most people in the veterinary industry, I have done business with Bernie for many years and can't think of anyone more passionate about this industry or more respected by his peers. We are fortunate to have a person with Bernie's integrity and vision to head our veterinary network."

Mr. Kouma has served on the board of MMTV and PetCARE TV since inception. Mr. Kouma spent fifteen years as a financial executive with Norden Laboratories (now a part of Pfizer), the leading veterinary biological and pharmaceutical company in the country. He spent twelve years with Ancom, Inc., the originator of client education programs for the veterinary profession, until he acquired the rights to the Ancom line of client education videos and founded AVLS, Inc. (Audio Visual Learning Systems). Mr. Kouma also served as President of VMS, Inc. (Veterinary Marketing Systems), which markets high-tech medical equipment to the veterinary profession nationwide.

MMTV is in the process of acquiring African American Medical Network, Inc. which provides educational programming for the waiting rooms of doctors who serve the African American population. Once the acquisition is complete, MMTV plans to launch similar place-based media networks in the areas of pediatrics, obstetrics/gynecology, and dermatology, with programming specific to each specialty.

The corporate offices of MMTV and PetCARE TV are located at 8406 Benjamin Road, Suite C, Tampa, Florida 33634. Questions may be addressed to Teresa J. Bray, Vice President at (813) 888-7330. More information on PetCARE TV, its business model, and products can be found on its website: www.petcaretv.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy securities of MMTV. Certain statements in this release and other written or oral statements made by or on behalf of the Company are "forward looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. The forward looking statements are subject to a number of risks and uncertainties including market acceptance of the Company's services and projects and the Company's continued access to

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capital and other risks and uncertainties outlined in its filings with the
Securities and Exchange Commission, which are incorporated herein by reference. The actual results the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These statements are based on our current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

                                      # # #

About the Proposed Merger between Medical Media Television, Inc. and African American Medical Network, Inc.: In connection with the proposed transaction, Medical Media Television, Inc. intends to file a registration statement and other materials with the Securities and Exchange Commission. Investors are urged to read the registration statement and other materials when they are available because they contain important information. Investors will be able to obtain free copies of the registration statement, when it becomes available, as well as other filings containing information about Medical Media Television, Inc. and African American Medical Network, Inc. without charge at the Securities and Exchange Commission's internet site (www.sec.gov). These documents may also be obtained, when they become available, by directing a request to Medical Media Television, Inc. c/o Teresa J. Bray, Vice President at 8406 Benjamin Road, Suite C, Tampa, Florida 33634.